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                                                Exhibit 21
                                                ----------

                                         LISTING OF SUBSIDIARIES


        There are five active subsidiaries of the Company:
                                                                              Name Under which
             Name of Subsidiary       Jurisdiction of Incorporation      Subsidiary Does Business
             ------------------       -----------------------------      ------------------------
        Bontex S.A.                             Belgium                            Same

        Bontex Italia s.r.l.                     Italy                             Same

        Bontex, Inc.                       Virgin Islands                          Same

        Bontex de Mexico                        Mexico                             Same
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